Exhibit 99.1

Evolution Petroleum Announces Pricing of Public Offering of Common Stock

HOUSTON, TX — August 19, 2026 (GLOBE NEWSWIRE) — Evolution Petroleum Corporation (NYSE American: EPM) ("Evolution" or the “Company”) today announced the pricing on August 18, 2026, of its previously announced registered underwritten public offering of common stock. The Company priced the underwritten offering of 3,700,000 shares of common stock, at a public offering price of $3.25 per share (the “Offering”), for total expected gross proceeds of approximately $12,025,000 before underwriting discounts and commissions and estimated offering expenses. Evolution has granted the underwriters a 30-day option to purchase up to an additional 555,000 shares of its common stock at the public offering price, less underwriting discounts and commissions.

The closing of the Offering is expected to occur on August 20, 2026, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering to fund a portion of the purchase price of the previously announced acquisition of oil and natural gas mineral and royalty interests located in the Permian Basin, together with borrowings under its senior secured reserve-based credit facility and cash on hand, and for general corporate purposes, which may include the repayment of a portion of the outstanding borrowings under the credit facility.

This offering is not conditioned on the consummation of the Acquisition, and the Company cannot assure that the Acquisition will be consummated on the terms described above or at all.

Roth Capital Partners is acting as sole book-running manager, Northland Capital Markets is acting as co-manager, and A.G.P./Alliance Global Partners is acting as financial advisor for the Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3, which became effective on January 27, 2026. The Offering will be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained on the Securities and Exchange Commission's (“SEC”) website at www.sec.gov or by contacting the sole book-running manager at:

Roth Capital Partners

Attn: Prospectus Department

888 San Clemente Drive, Suite 400,

Newport Beach, CA 92660

Phone: 800-678-9147

Email: rothecm@roth.com

About Evolution Petroleum

Evolution Petroleum Corporation is an independent energy company focused on maximizing total shareholder returns through the ownership of and investment in onshore oil and natural gas properties in the U.S. The Company aims to build and maintain a diversified portfolio of long-life oil and natural gas properties through acquisitions, selective development opportunities, production enhancements, and other exploitation efforts. Visit www.evolutionpetroleum.com for more information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates, projections, management’s beliefs and assumptions, and include any statement that is not a current or historical fact. Such statements include those relating to the Offering; the anticipated use of proceeds; the Acquisition, including the anticipated benefits, timing, and consummation thereof; drilling locations and potential drilling activities; potential acquisitions; potential, probable and possible reserves; expected future operating or financial results; cash flow and anticipated liquidity; business and capital allocation strategy; future dividend policies, and other plans, objectives, expectations and intentions . These forward-looking statements may generally, but not always, be identified by words such as “may”, “expected”, “estimated”, “projected”, “potential”, “anticipated”, “forecasted” or other words indicating future events or outcomes. Although the Company believes the expectations and forecasts reflected in the forward-looking statements are reasonable, it can give no assurance they will prove to be correct. These statements are based on current plans and assumptions and are subject to a number of risks and uncertainties including those outlined in the prospectus supplement and accompanying prospectus for this Offering, as well as the Company’s Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and other filings with the SEC. Therefore, actual results may differ materially from the expectations, estimates or assumptions expressed in or implied by any such forward-looking statement. The Company cautions readers not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this release, except as may be required by law.

Contact

Investor Relations

(713) 935-0122

ir@evolutionpetroleum.com

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